                                   Ex (p)(7)

                                   DATE: JUNE 29, 2000
                                   NO. 3-2000



/ ADVISER'S ADVISORY /






                       REVISED YEAR 2000 CODE OF ETHICS


The Investment Advisory Oversight Committee approved amendments to the Baird Investment Advisory Code of Ethics. These revisions satisfy requirements relating to Rule 17j-1 under the Investment Company Act of 1940 and provide more streamlined recordkeeping. Portfolio Managers in Baird Advisors, Private Investment Management and Baird Investment Management should pay close attention to the personal trading guidelines beginning in section two. A copy of the most recent amended Code is attached for your convenience.

As always, if you have any questions, please member of the Investment Advisory Unit of the Compliance Department.


        PLEASE RETAIN IN YOUR INVESTMENT ADVISORY POLICIES AND
                   PROCEDURES MANUAL FOR FUTURE USE


         (REMINDER: This Note is also available on BairdWeb at -AA)

                              CODE OF ETHICS




                    Robert W. Baird & Co. Incorporated


















             BAIRD/ A Northwestern Mutual Company



June 2000

                              CODE OF ETHICS

1.     Regulatory Requirements/Statement of Purpose

       Robert W. Baird & Co. Incorporated ("Baird") is a full-service broker-dealer. Offering investment advice is only part of Baird's business; however, Baird is also a registered investment adviser. Baird offers investment advice through several departments including: Baird Investment Management, Baird Advisors, Investment Consulting Services, Financial Planning Department, Cornerstone Asset Allocation Services, and Baird
Private Investment Management (collectively referred to as "Baird Investment Advisory Departments"). At any time, Baird's investment advisory clients ("Advisory Clients," as more fully defined below) may include individuals, pension and profit sharing plans, trusts and estates, charitable organizations, banks and thrift institutions, corporations and other business entities including registered or unregistered management investment companies. Baird is the principal underwriter for an affiliated investment company, and the distributor for several unaffiliated investment companies. Baird also serves as an Investment manager for each investment company listed in Schedule A attached hereto. Baird's activities as an investment adviser subject it to various requirements under the securities laws. This Code of Ethics discusses the policies that apply to all Associates whose responsibilities place them in a potential conflict of interest with Baird's Advisory Clients. However, different advisory departments serve different clients and may offer services that could lead to differing types of potential conflicts of interest. As a result, not all Associates are not subject to identical responsibilities under this Code of Ethics and an Associate in one department will not be held to have knowledge of information pertaining to a different department unless the facts and circumstances demonstrate that each area had knowledge of the relevant information.


       Baird's duties to its Advisory Clients require, among other things, that neither Baird nor its Associates use information regarding client transactions for personal profit. This requirement must be met whether the opportunity involves a particular security, a matter of market timing or, as in the case of trading in a personal account before making trades for Advisory Clients, "front running." Baird will take such steps as are necessary to ensure that not only the firm's transactions but also Associate's personal investment and outside business activities are conducted in a manner that avoids both actual conflicts of interest and the appearance of any abuse of the position of trust inherent in the relationship with Baird's Advisory Clients. To accomplish this result, Baird will, at all times:

       (A) Place the interests of Advisory Clients before firm or individual Advisory Representative interests: and


       (B) Require that Baird Advisory Representatives conduct all personal securities transactions in a manner consistent with this Code of Ethics.


       Transactions will be reviewed for compliance with both the letter and the spirit of this Code of Ethics. As a consequence, when seeking approval to make a personal investment, an Advisory Representative should consider the potential appearance of the requested transaction as well as the specific facts. Technical compliance with the provisions of this Code of Ethics will not excuse failure to adhere to either the general principle of fiduciary duty or the appropriate standards of professional responsibility.


2.     Preclearance Procedures


       Unless the transaction is exempt under Section four or subject to the Special Review Procedures described below, each Advisory Representative shall request the written approval of their immediate Supervisor (as defined in Section seven below) before initiating a transaction in securities for their personal account. Such approval may be reflected on a Transaction Request Form initialed by the Supervisor. A copy of the form is attached as Exhibit A below. Supervisory approval is valid only on the

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business day on which it is issued.  If the transaction is not effected on the date approved, the Advisory Representative must submit a new request for subsequent approval. No Supervisor may knowingly approve the requested transaction if the transaction would violate the guidelines described in Section three below given all the facts and circumstances.


       If an Advisory Representative effects a transaction in any security that is deemed to be a prohibited transaction described in Section three below, such transaction may be cancelled. Any losses sustained during the intervening period shall be the sole responsibility of the Advisory Representative. If the securities increased in value during the intervening period, any profit on the transaction shall be donated to a charitable organization designated by Baird.


       The Supervisor, in giving approval, should consider whether the Advisory Representative has any direct or indirect professional relationship with the issuer or if the proposed transaction has any substantial economic relationship to any securities being considered for purchase or sale for Advisory Clients. An Advisory Representative has a direct or indirect professional relationship with the issuer if, for example, the Advisory Representative provides consulting services to the issuer, or is an officer or director of the issuer or its affiliates. A professional relationship may also exist if an Advisory Representative's immediate family member has such a relationship with an issuer or its affiliates.


       The Advisory Representative is in the best position to know whether additional information should be disclosed to his Supervisor when seeking approval for a personal transaction. An Advisory Representative must, therefore, disclose any personal interest that either is, or might be, a conflict with the Interest of an Advisory Client, to the Supervisor when requesting the transaction. A Supervisor should only approve proposed transactions after considering whether any additional information may be required. The Supervisor should call the Compliance Department or the Legal Department before approval is granted if he has any questions regarding transaction approval.


       A request for the purchase of a security that is offered in a private placement is subject to the prior review and written approval of the Compliance Department (the "Special Review Procedures"). The Advisory Representative should provide a copy of any private placement memorandum along with a written statement specifying whether the Advisory Representative is aware of any Advisory Clients who are participating in, or eligible to participate in the transaction. This review process may require several business days. If approval is granted, it is valid until the completion of the private placement transaction. The resulting transaction must be included on the Advisory Representative's monthly transaction record. If the transaction cannot be effected in a Baird account, the Advisory Representative shall be responsible for ensuring that both their Supervisor and the Compliance Department receive information comparable to that in Exhibit B below. Futhermore, if approval is granted, the Advisory Representative may not play any substantive role in consideration of such security, or any related security, for Advisory Clients without prior written disclosure to the Supervisor.


3.     Prohibitions


       (A)    Personal Investments


              Each Baird Associate who provides investment supervisory services for Advisory Clients, which may include administrative personnel working for or with such Associate, shall be considered an Advisory Representative and subject to this Code of Ethics. In each case, Advisory Representatives shall follow the preclearance procedures described in Section two above. In any event, no Advisory Representative shall purchase or sell, directly or indirectly, any security which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale is:

                (i) the subject of an initial public offering in any equity securities or securities convertible into equity securities; or,

                (ii) offered pursuant to a private placement memorandum unless the Advisory Representative requests and receives prior written approval using the special Review Procedures described above; or,

                (iii) prohibited by the guidelines described in more detail below.

       These prohibitions do not prevent Baird Advisory Representatives from owning or purchasing securities which may be owned or held by one or more Advisory Clients. Certain transactions, however, shall be permitted only if the Advisory Representative's personal transaction occurs at least seven days before or after the Advisory Client transaction, as the case may be. In an effort to avoid any assertion that the Advisory Representative could benefit from an Advisory Client transaction which could move the security price up, Advisory Representatives may not:

- Sell personally held securities until at least seven days after Advisory Clients have completed purchases,

                or,

- Buy securities in a personal transaction unless no Advisory Client purchases the security for at least seven days following a personal transaction.

       Similarly, to prevent Advisory Representatives from profiting as a result of Advisory Client transactions which have the ability to decrease the security price, Advisory Representatives may not:

- Buy securities in a personal transaction until at least seven days after Advisory Clients have sold the security,

                or,

- Sell securities from a personal account unless no Advisory Clients sell the securities for at least seven days following the personal transaction.

       The Advisory Representative may engage in transactions that are consistent with the following general guidelines:

- The Advisory Representative may buy a security that has been purchased for Advisory Clients if the Advisory Representative purchases at least one business day after purchasing the security for Advisory Clients;

                or,

- The Advisory Representative may sell a security that has been sold for Advisory Clients if the Advisory Representative sells at least one business day after selling the security for Advisory Clients;

                or,

- The Advisory Representative may buy a security that will be sold for Advisory Clients if the Advisory Representative purchases at least one business day before selling the security for Advisory Clients;

                or,

- The Advisory Representative may sell a security currently held in their personal account if the Advisory
                Representative sells at least one business day before purchasing the security for Advisory Clients.

                or,

- The Advisory Representative may buy or sell a security on the same day that the security will be traded for Advisory
                Clients if the market capitalization of the security equals or exceeds three billion dollars ($3,000,000,000) on the day of the transactions and the transaction for the Advisory Representative does not represent, either at the time of the transaction or upon conversion, the purchase or sale of more than one thousand (1000) shares of common stock and the Advisory Representatives's transaction is effected subsequent to Advisory Client transactions.

       In addition to the above requirements, no Advisory Representative who is also a Fund Access Person shall purchase or sell, directly or indirectly or otherwise acquire any direct or indirect interest in any Covered Security which he or she knows or should have known at the time of such purchase or sale:

                - that a Baird Fund has an open order pending in that same security.

                - that the Fund Access Person has effected an offsetting transaction in the same or equivalent security within the most recent 60 calendar days.

       Any such transactions by Fund Access Persons shall be subject to cancellation. If such transaction cannot be cancelled, Baird may require that any profits realized on the closing of such transaction shall be disgorged either by disbursement to a charitable entity or other means as necessary under the circumstances.

       The prohibitions regarding Fund Access Persons shall not apply to Advisory Representatives unless such Advisory Representative is a Fund Access Person.

       These guidelines do not set forth all possible combinations of securities transactions; however, any proposed transactions shall be reviewed during the preclearance process using these, or similar constraints. In some cases, a Supervisor may grant appropriate exceptions based on the facts. If Advisory Client transactions occur within the one or seven day periods and are not transactions in securities in excess of $3,000,000,000 market capitalization, as the case may be, the personal transaction shall be subject to cancellation as described in more detail in Section two above.

       The prohibitions regarding the purchase of securities related to Advisory Clients whose accounts are managed within one Baird Investment Advisory Department will not similarly apply to all other Baird Investment Advisory Departments unless the facts and circumstances demonstrate that the separate departments had knowledge of the investment advice being provided to Advisory Clients in other departments. Prohibitions regarding transactions in securities will result from knowledge reasonably obtainable by the individual Advisory Representative based upon their duties within a particular Baird Investment Advisory Department.

          (B)   Outside Business Activity

       All Baird Associates must be careful to avoid even the appearance of conflicts of Interest and divided loyalty. Additional restrictions may be imposed upon Baird Advisory Representatives due to their particular Advisory Client relationships. No Baird Associate who is an Advisory Representative may, without receiving the prior approval of the Compliance Department, engage in outside business activities including, but not limited to, outside directorships or officerships in another company; a partnership, consultancy or relationship with another entity; or a financial interest as a shareholder in another business other than publicly traded companies. The Advisory Representative should provide the Compliance Department with a written description of all pertinent facts regarding the prospective activity. This material will be reviewed by Senior Management and Senior Management will provide a written response discussing its review of the proposed activity.

          (C)   Gifts or Gratuities

       As discussed in the Baird Associate Handbook, it is Baird's policy that neither Associates nor members of their immediate families shall seek favors, gifts, entertainment or the equivalent from outside suppliers of goods and services.

       In keeping with this policy, no Baird Associate who is an Advisory Representative may give or accept gifts or gratuities of more than a nominal amount to or from any person or entity that does business with or on behalf of a Baird Fund or an Advisory Client. Therefore, an Advisory Representative may give or accept gifts or gratuities subject to a maximum of $100.00 per year to or from any one source.

4.  Exempted Transactions

       The prohibitions and preclearance obligations of this Code of Ethics shall not apply to:

          (A) purchases or sales effected in any account over which an "Advisory Representative," as defined below, has no direct or indirect influence or control.

          (B) purchases or sales of securities which are not eligible for purchase or sale by the Advisory Clients according to the terms of the written investment philosophy statement for Advisory Clients of the Advisory Representative. Investments in private placements of securities, however, are not excluded and such investments must be approved prior to purchase.

          (C) changes in ownership positions related to stock splits, stock dividends or other similar actions by an issuer as well as purchases or sales of securities which are the result of a stock delivery upon option exercise by a contra party.

          (D) purchases of securities which are part of an automatic dividend reinvestment plan.

          (E) purchases of securities effected upon the exercise of rights issued by any issuer PRO RATA to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired.

5.  Reporting Requirements

          (A) All Advisory Representatives must report their personal securities transactions. In accordance with its duties as a broker/dealer, Baird supplies each Advisory Representative a statement of personal transactions effected through Baird for each month when transactions occur or for each quarterly period during which no transactions otherwise occur. As described in item A below, a copy of such report will also be provided to the Supervisor and the Compliance Department on behalf of the Advisory Representative. Each Advisory Representative must promptly review this report and either correct any inaccurate information or acknowledge in writing that no other transactions were undertaken one the form attached hereto as Exhibit
B. Additional monthly reports may be provided to Advisory Representatives in the circumstances described in Section B below.

    (1) All Advisory Representatives shall conduct personal investment transactions in one or more accounts held at Baird. These accounts shall be designated as Advisory Representative accounts and duplicate information will be forwarded to the Advisory Representative's Supervisor and the Compliance Department. In each month in which a transaction occurs, or on a quarterly basis if no transactions occur on a monthly basis, the Advisory Representative shall review their personal account records and affirm, in writing that:

          (a) Each security transaction record reflects all transactions for the preceding month in which such Advisory Representative has any direct or indirect beneficial interest.

                or,

          (b) No transactions were effected during the month for the Advisory Representative.

    (2)   (a)   No Advisory Representative shall open or maintain an account with a broker-dealer other than Baird without receiving the prior written approval of the investment Advisory Oversight
                Committee. If approved, such Baird Advisory Representative shall submit all pertinent information regarding external accounts to the Compliance Department and direct such broker-dealer to deliver duplicate copies of confirmations and monthly statements to the Compliance Department; and,

              (b) Each Advisory Representative who is permitted to maintain an account at a broker-dealer other than Baird shall after receiving a report from the Compliance Department which reflects transactions made during the preceding month affirm in writing that either:

                   (i) Each security transaction record reflects all transactions for the preceding month in which such Advisory Representative has any direct or indirect beneficial interest.

                        or,

                   (ii) No transactions were affected during the month for the
                        Advisory Representative.

         (3) Each Advisory Representative who engages in transactions in private placements of securities or other securities transactions not effected in such Advisory Representative's brokerage account shall submit a Personal Securities Transaction Report in the same form as Exhibit B.


    (B) Each Advisory Representative must file an annual statement certifying that the Advisory Representative has received a copy of the Code of Ethics, understands his or her duties pursuant to the Code of Ethics and, for other than newly designated Advisory Representatives, has complied with the requirements of such Code of Ethics during the past year. Newly designated Advisory Representatives must certify that they have complied with the Code for that period of the year during which they were subject to the reporting requirements.

    (C) Each Advisory Representative must file no later than ten (10) days after becoming an Advisory Representative of Baird, a statement reflecting all direct or indirect beneficial ownership of securities in the form attached as Exhibit C hereto.

6. Sanctions

     Upon discovering a violation of the Code of Ethics, Baird may impose appropriate sanctions. The sanctions for inappropriate trading activities or knowingly filing false reports may include, among others, disgorgement of profits, fines, or suspension or termination of employment. Sanctions may also be imposed for incomplete or untimely reports.

7.  Definitions

    (A) "Advisory Clients" include accounts for which a Baird Investment Advisory Department provides investment supervisory services including any registered management investment company clients. Advisory Clients do not include retail or institutional accounts of registered representatives or their families unless those accounts participate in one or more services provided by Baird in its business as an investment adviser.

    (B)  "Advisory Representative" means

         (i) any officer, director, or employee of Baird or any member of such person's immediate family (as defined In NASDR rules on free-riding and withholding):

         -    who makes any recommendation to Advisory Clients; or

         - who participates in the determination of which recommendations shall be made to Advisory Clients; or

         - whose functions or duties relate to the determination of which recommendations shall be made to Advisory Clients; or

         - who, in connection with his or her regular duties obtains any information regarding securities recommendations to Advisory Clients prior to the publication of such recommendations; and

         (ii) any person in a control relationship to Baird, or any affiliated person of such controlling person or any affiliated person of such affiliated person who, prior to the effective dissemination of such recommendations, regularly obtains information concerning the securities recommendations of Baird to its Advisory Clients.

    (C) "Affiliate" shall mean (i) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities of such other person; (ii) any person 5 per centum or more whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (iii) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (iv) any officer, director, partner, copartner, or employee of such other person; (v) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (vi) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

    (D) A security is "being considered for purchase or sale" when a recommendation or decision to purchase or sell has been made by an

         Advisory Representative and communicated, and, with respect to the individual making the recommendation, when such person seriously considers making such a recommendation.

    (E) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Advisory Representative has or acquires.

    (F) "Control" shall mean the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

    (G) "Covered Security" shall include a Security that is being or has, within the most recent fifteen (15) days, been considered for purchase or sale for an Advisory Client that is a registered or unregistered management investment company for which Baird is the portfolio manager.

    (H) "Fund Access Person" means any officer, director, or any Advisory Representative of Baird, who, as part of such person's regular duties with respect to those investment companies listed in Schedule A, (i) makes recommendations, or participates in the determination of which recommendations shall be made; or (ii) obtains information regarding the current recommendations. No person shall be deemed to be a Fund Access Person by the receipt of either public reports or information, obtaining information regarding recommendations other than current recommendations, or by a single or inadvertent instance of obtaining knowledge of current investment company recommendations.

    (l) "Purchase or sale of a security" includes the buying or writing of an option to purchase or sell a security and the purchase or sale of instruments WHICH MAY BE CONNECTED TO securities the Advisory Client holds or intends or proposes to acquire.

    (J) "Security" shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing, except that it shall not include shares of open-end investment companies, securities which are direct obligations of the Government of the United States, high quality short term debt obligations, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as designated by the Investment Advisory Oversight Committee and the Board of Directors of any Fund listed in Schedule A.

    (K)  "Supervisor" shall be defined as follows:

         The immediate Supervisor for the Advisory Representative who exercises discretion over Advisory Client transactions is generally the Branch Office Manager, the Department Manager, or their delegate. However, to the extent that a Baird Branch Officer Manager is the Advisory Representative, the Regional Sales Manager or designated individuals in the Compliance or Legal Department shall review the transaction. In the event that the Advisory Representative's immediate Supervisor is unavailable, the request may be submitted either to the next higher level Supervisor or to designated individuals in the Compliance or Legal Department. Any authorization required for Senior Management will be reviewed by the Investment Advisory Oversight Committee or personnel appointed by such Committee.

EXHIBIT A

                                                             BAIRD ADVISORY REPRESENTATIVE
                                                        PRECLEARANCE ORDER TICKET
-----------------------------------------------------------------------------------------------------------------------------------
| / / LISTED   / / OTC AGENCY     / / FIXED INCOME     / / OPTION     / / CANCEL    |   DATE: __________________________________   |
-----------------------------------------------------------------------------------------------------------------------------------
|     |      | QUANTITY |  SYMBOL  |                       CUSIP                   |     PRICE LIMIT    |     PRICE EXECUTED       |
|     |      |          |          |                                               |                    |                          |
|  B  | CALL |          |          |                                               |                    |                          |
|  U  |      |          |          |      _______________________________________  |                    |                          |
|  Y  |      |          |          |               SECURITY DESCRIPTION            |                    |                          |
|     | PUT  |          |          |                                               |                    |                          |
|     |      |          |          | / / OPEN  / / CLOSE / / COVERED / / UNCOVERED |                    |                          |
------------------------------------------------------------------------------------------------------------------------------------
|                                                                                                                                  |
| / / STP  / / STP LMT   / / OB   / / NH   / / DNR   / / AON   / / CLO   / / WOW   / / ND   / / CASH   / /                         |
| _________________                                                                                                                |
------------------------------------------------------------------------------------------------------------------------------------
| COUPON RATE |    MATURITY    |     PRINCIPAL     |  ACCRUED INTEREST SOLD  |                  NET AMOUNT                         |
|             |                |                   |                         |                                                     |
|             |                |                   |                         |                                                     |
------------------------------------------------------------------------------------------------------------------------------------
| ACCOUNT NUMBER               |  T  | REP #   / / |       COMMISSION        |                 ACCOUNT TYPE                        |
|                              |     |     TTO     |                         |                                                     |
|                              |     |             |                         |           1 / / CASH     4 / / W/I                  |
|                              |     |             |                         |           2 / / MARGIN   6 / / SHORT                |
|                              |     |             | / / TOTAL               |                                                     |
|                              |     |             | $ _____________         |                                                     |
---------------------------------------------------|                         |------------------------------------------------------
| ACCOUNT NAME                                     | / / DISC.               |                                                     |
|                                                  | % _____________         |           S/N   / / SOLICITED                       |
|                                                  |                         |                 / / UNSOLICITED                     |
|                                                  | / / RATE/SH     _______ |                                                     |
|                                                  | / / GRS         _______ |                                                     |
---------------------------------------------------|                         |------------------------------------------------------
| INVESTMENT ADVISORY REP NAME                     |                         |     OFFSET/BOLT #      |        CONTRA/EXCH         |
|                                                  |                         |                        |                            |
|                                                  | / / WRAP (NO COMMISSION)|                        |                            |
|                                                  |--------------------------------------------------------------------------------
|                                                  |          TRADE DATE                            SETTLEMENT DATE                |
|                                                  |           /    /                                   /    /                     |
------------------------------------------------------------------------------------------------------------------------------------
|                                                                                                                                  |
| WITH RESPECT TO THE ABOVE TRANSACTION, I HEREBY MAKE THE FOLLOWING REPRESENTATIONS AND WARRANTIES:                               |
|                                                                                                                                  |
| 1)  I DO NOT POSSESS ANY MATERIAL NONPUBLIC INFORMATION REGARDING THE SECURITY OR THE ISSUER OF THE SECURITY.                    |
|                                                                                                                                  |
| 2)  THE SECURITY IS NOT BEING ACQUIRED IN AN INITIAL PUBLIC OFFERING.                                                            |
|                                                                                                                                  |
| 3)  THE SECURITY IS NOT BEING ACQUIRED IN A PRIVATE PLACEMENT OR, IF IT IS, IT IS BEING ACQUIRED IN COMPLIANCE WITH THE CURRENT  |
|     CODE OF ETHICS.                                                                                                              |
|                                                                                                                                  |
| 4)  THE SECURITY IS NOT BEING ACQUIRED IN CONJUNCTION WITH A DISTRIBUTION OF STOCK CONSIDERED TO BE A "HOT ISSUE" AS DEFINED     |
|     BY THE NASD (UNLESS OTHERWISE EXCEPTED BY NASD CONDUCT RULES).                                                               |
|                                                                                                                                  |
| 5)  IF I AM A PORTFOLIO MANAGER, NONE OF THE ACCOUNTS I MANAGE PURCHASED OR SOLD THIS SECURITY WITHIN THE PREVIOUS SEVEN         |
|     CALENDAR DAYS AND I DO NOT ANTICIPATE THAT ANY SUCH CLIENT ACCOUNTS WILL PURCHASE OR SELL THIS SECURITY WITHIN SEVEN         |
|     CALENDAR DAYS OF MY PURCHASE OR SALE, UNLESS OTHERWISE EXCEPTED BY THE CODE.                                                 |
|                                                                                                                                  |
| 6)  IF I AM A DESIGNATED ACCESS PERSON, AS DEFINED BY THE CODE OF ETHICS, I ATTEST THAT NONE OF THE ACCOUNTS, FOR WHICH I HAVE   |
|     BEEN SO DESIGNATED, PURCHASED OR SOLD THIS SECURITY WITHIN THE PREVIOUS SEVEN CALENDAR DAYS AND I DO NOT ANTICIPATE          |
|     THAT ANY SUCH CLIENT ACCOUNTS WILL PURCHASE OR SELL THIS SECURITY WITHIN SEVEN CALENDAR DAYS OF MY PURCHASE OR SALE,         |
|     UNLESS OTHERWISE EXCEPTED BY THE CODE.                                                                                       |
|                                                                                                                                  |
| 7)  I HAVE READ THE CURRENT BAIRD CODE OF ETHICS AND BELIEVE THAT THE PROPOSED TRADE FULLY COMPLIES WITH THE REQUIREMENTS        |
|     OF THE CODE.                                                                                                                 |
|                                                                                                                                  |
|                                      INVESTMENT ADVISORY REP REQUESTING APPROVAL __________________________________________      |
|                                                                                                                                  |
|                                                         DATE AND TIME OF REQUEST __________________________________________      |
|                                                                                                                                  |
------------------------------------------------------------------------------------------------------------------------------------
|                                                                                                                                  |
|                                                              SUPERVISOR APPROVAL __________________________________________      |
|                                                                                                                                  |
|                                                        DATE AND TIME OF APPROVAL __________________________________________      |
|                                                                                                                                  |
------------------------------------------------------------------------------------------------------------------------------------

                                                             BAIRD ADVISORY REPRESENTATIVE
                                                        PRECLEARANCE ORDER TICKET
-----------------------------------------------------------------------------------------------------------------------------------
| / / LISTED   / / OTC AGENCY     / / FIXED INCOME     / / OPTION     / / CANCEL    |   DATE:  _________________________________   |
-----------------------------------------------------------------------------------------------------------------------------------
|     | SHORT |      | QUANTITY |  SYMBOL  |                       CUSIP                   |     PRICE LIMIT    |     PRICE        |
|     |  SALE |      |          |          |                                               |                    |    EXECUTED      |
|  S  |  / /  | CALL |          |          |                                               |                    |                  |
|  E  |       |      |          |          |    _______________________________________    |                    |                  |
|  L  | LONG  |      |          |          |             SECURITY DESCRIPTION              |                    |                  |
|  L  | SALE  | PUT  |          |          |                                               |                    |                  |
|     | / /   |      |          |          |                                               |                    |                  |
|     |       |      |          |          | / / OPEN  / / CLOSE / / COVERED / / UNCOVERED |                    |                  |
------------------------------------------------------------------------------------------------------------------------------------
|                                                                                                                                  |
| / / STP  / / STP LMT   / / OB   / / NH   / / DNR   / / AON   / / CLO   / / WOW   / / ND   / / CASH   / /                         |
| _________________                                                                                                                |
------------------------------------------------------------------------------------------------------------------------------------
| COUPON RATE |    MATURITY    |     PRINCIPAL              |  ACCRUED INTEREST SOLD  |             NET AMOUNT                     |
|             |                |                            |                         |                                            |
|             |                |                            |                         |                                            |
------------------------------------------------------------------------------------------------------------------------------------
| ACCOUNT NUMBER               |  T  | REP #   / /          |       COMMISSION        |            ACCOUNT TYPE                    |
|                              |     |     TTO              |                         |                                            |
|                              |     |                      |                         |      1 / / CASH     4 / / W/I              |
|                              |     |                      |                         |      2 / / MARGIN   6 / / SHORT            |
|                              |     |                      | / / TOTAL               |                                            |
|                              |     |                      | $ _____________         |                                            |
------------------------------------------------------------|                         |---------------------------------------------
| ACCOUNT NAME                                              | / / DISC.               |                                            |
|                                                           | % _____________         |      S/N   / / SOLICITED                   |
|                                                           |                         |            / / UNSOLICITED                 |
|                                                           | / / RATE/SH     _______ |                                            |
|                                                           | / / GRS         _______ |                                            |
------------------------------------------------------------|                         |---------------------------------------------
| SELLER CODE                                               |                         |   OFFSET/BOLT #   |        CONTRA/EXCH     |
|                                                           |                         |                   |                        |
| U / / LONG - DEL FORM       X / / INSTR SENT - OTHER      |                         |--------------------------------------------|
| V / / LONG - NEED STK PWR   Z / / LONG - EXCH SEC         |                         |    TRADE DATE     |       SETTLEMENT DATE  |
| W / / CLIENT WILL DELIVER   Y / / SHORT SALE APPROVED BY  | / / WRAP (NO COMMISSION)|      /    /       |           /    /       |
------------------------------------------------------------------------------------------------------------------------------------
|INVESTMENT ADVISORY REP NAME                                                                                                      |
|                                                                                                                                  |
------------------------------------------------------------------------------------------------------------------------------------
|                                                                                                                                  |
| WITH RESPECT TO THE ABOVE TRANSACTION, I HEREBY MAKE THE FOLLOWING REPRESENTATIONS AND WARRANTIES:                               |
|                                                                                                                                  |
| 8)  I DO NOT POSSESS ANY MATERIAL NONPUBLIC INFORMATION REGARDING THE SECURITY OR THE ISSUER OF THE SECURITY.                    |
|                                                                                                                                  |
| 9)  IF I AM A PORTFOLIO MANAGER, NONE OF THE ACCOUNTS I MANAGE PURCHASED OR SOLD THIS SECURITY WITHIN THE PREVIOUS SEVEN         |
|     CALENDAR DAYS AND I DO NOT ANTICIPATE THAT ANY SUCH CLIENT ACCOUNTS WILL PURCHASE OR SELL THIS SECURITY WITHIN SEVEN         |
|     CALENDAR DAYS OF MY PURCHASE OR SALE (UNLESS OTHERWISE EXCEPTED BY THE CODE).                                                |
|                                                                                                                                  |
| 10) IF I AM A DESIGNATED ACCESS PERSON, AS DEFINED BY THE CODE OF ETHICS, I ATTEST THAT NONE OF THE ACCOUNTS, FOR WHICH I HAVE   |
|     BEEN SO DESIGNATED, PURCHASED OR SOLD THIS SECURITY WITHIN THE PREVIOUS SEVEN CALENDAR DAYS AND I DO NOT ANTICIPATE          |
|     THAT ANY SUCH CLIENT ACCOUNTS WILL PURCHASE OR SELL THIS SECURITY WITHIN SEVEN CALENDAR DAYS OF MY PURCHASE OR SALE          |
|     (UNLESS OTHERWISE EXCEPTED BY THE CODE).                                                                                     |
|                                                                                                                                  |
| 11) I HAVE READ THE BAIRD CODE OF ETHICS WITHIN THE PRIOR 12 MONTHS AND BELIEVE THAT THE PROPOSED TRADE FULLY COMPLIES WITH      |
|     THE REQUIREMENTS OF THE CODE.                                                                                                |
|                                                                                                                                  |
|                                                                                                                                  |
|                                      INVESTMENT ADVISORY REP REQUESTING APPROVAL __________________________________________      |
|                                                                                                                                  |
|                                                         DATE AND TIME OF REQUEST __________________________________________      |
|                                                                                                                                  |
------------------------------------------------------------------------------------------------------------------------------------
|                                                                                                                                  |
|                                                              SUPERVISOR APPROVAL __________________________________________      |
|                                                                                                                                  |
|                                                        DATE AND TIME OF APPROVAL __________________________________________      |
|                                                                                                                                  |
------------------------------------------------------------------------------------------------------------------------------------

EXHIBIT B


                                       13